Exhibit 5.1

THOMPSON & KNIGHT LLP ATTORNEYS AND COUNSELORS THREE ALLEN CENTER 333 CLAY STREET • SUITE 3300 HOUSTON, TEXAS 77002-4499 (713) 654-8111 FAX (713) 654-1871 www.tklaw.com November 19, 2008	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK SAN ANTONIO ALGIERS LONDON MEXICO CITY MONTERREY PARIS RIO DE JANEIRO SÃO PAULO VITÓRIA

Sanders Morris Harris Group Inc.

600 Travis, Suite 5800

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Sanders Morris Harris Group Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities (the “Securities”), as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) common stock, par value $0.01 per share (“Common Stock”); (ii) preferred stock, par value $0.10 per share (“Preferred Stock”); (iii) debt securities (“Debt Securities”) to be issued pursuant to the indentures (as amended or supplemented from time to time and filed from time to time as exhibits to, or incorporated by reference from time to time, in the Registration Statement and the Prospectus), (“Indentures”); (iv) warrants (“Warrants”) to purchase Common Shares or Preferred Shares; (v) stock purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of Common Shares; and (vi) two or more securities offered in the form of a unit (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units shall collectively be referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Articles of Incorporation of the Company, and all amendments thereto; (ii) the Registration Statement; (iii) the Prospectus; (iv) resolutions adopted by the board of directors of the Company; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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November 19, 2008

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the articles of incorporation of the Company then in effect (the “Certificate”), the bylaws of the Company then in effect (the “Bylaws”) and applicable Texas law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (vii) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (viii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (x) each series of Debt Securities will be issued under an Indenture, and any necessary amendment or supplement thereto between the Company and the bank or trust company identified in the applicable Indenture as the trustee with respect to such Debt Securities (a “Trustee”), which will have been duly authorized and validly executed and delivered by the Company and the parties thereto, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or by which it is bound; (xi) to the extent that the obligations of the Company under any Indenture may depend upon such matters, each Trustee under an Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by such Indenture; that such Indenture will be duly authorized, executed and delivered by such Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture; (xii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xiii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if

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November 19, 2008

appropriate, reserved for issuance upon such conversion, exchange or exercise; (xiv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement, the Prospectus and the applicable prospectus supplement by reference; and (xv) prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized and filed with the Secretary of State of the State of Texas, and with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s articles of incorporation and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Preferred Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable prospectus supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities have been duly authorized by all Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities

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in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture will constitute a valid, binding and enforceable obligation of the Company.

4. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

5. When a Purchase Contract Agreement providing for the specific terms of a particular issuance of Purchase Contracts has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Purchase Contract Agent named in such Purchase Contract Agreement and such Purchase Contracts, conforming to the requirements of such Purchase Contract Agreement, have been duly countersigned or authenticated, as required, by such Purchase Contract Agent and duly executed and delivered by the Company against payment for such Purchase Contracts in accordance with the terms and provisions of such Purchase Contract Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Purchase Contracts will be valid, binding and enforceable obligations of the Company.

6. When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by all Corporate Action and has been duly executed and delivered by the Company and any Unit Agent named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, such Units will be valid, binding and enforceable obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

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November 19, 2008

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the States of Texas and New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Thompson & Knight LLP